UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2020

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K under the caption “Resignation and Appointment of Successor Agent Under the ABL Credit Agreement” is hereby incorporated by reference in this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On December 3, 2020 (the “Petition Date”), Francesca’s Holding Corporation (together with its subsidiaries, the “Company”) filed voluntary cases (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11 of the Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company has requested joint administration of its Chapter 11 Cases under the caption In re: Francesca's Holdings Corporation, et al., Case No. 20-13076.

The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  To ensure its ability to continue operating in the ordinary course of business, the Company has filed with the Bankruptcy Court motions seeking a variety of “first day” relief, including authority to access cash collateral and debtor-in-possession financing to continue operations (the “DIP Motion”) continue its use of bank accounts and cash management systems and pay employee wages and benefits.

Debtor-in-Possession Credit Agreement

Subject to the Bankruptcy Court’s entry of an order approving, on an interim basis, the DIP Motion (the “Interim DIP Order”), the Company will enter into a Senior Secured Superpriority Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto and Tiger Finance, LLC (“Tiger”), as administrative agent, in the form filed with the Bankruptcy Court on the Petition Date. The DIP Credit Agreement sets forth the terms of a $25.0 million senior secured super-priority debtor in possession revolving credit facility (the “DIP Facility”) that will provide the Company with the ability to finance its operations, maintain business relationships, pay employee wages, to pay vendors and suppliers in the ordinary course for goods and services provided after the Petition Date, protect the value of its assets, and otherwise finance its operations to maximize value and conduct a sale process.

Subject to the Bankruptcy Court’s entry of the Interim DIP Order, $10.0 million will be made available to the Company. The remaining commitment will be made available to the Company following the Bankruptcy Court’s entry of a final order approving the DIP Motion (the “Final DIP Order”), subject to the satisfaction of certain conditions precedent. Availability under the DIP Credit Agreement is subject to a customary borrowing base comprised of (a) a specified percentage of the Borrowers’ (as defined in the DIP Credit Agreement) credit card accounts and (b) a specified percentage of the Borrowers’ eligible inventory, and reduced by (c) certain customary reserves and adjustments.

Borrowings under the DIP Facility will bear interest at a rate per annum equal to the sum of 30-day LIBOR (subject to a 0% floor) plus 7.0%. The Company is required to pay the lenders under the DIP Facility a fee equal to $0.6 million (the “DIP Facility Fee”). A portion of the DIP Facility Fee will be refunded to the Company if the lenders under the DIP Facility provide exit financing with respect to the reorganized company upon emergence from the Chapter 11 Cases or to a buyer of all or substantially all of the assets of the Company.

The proceeds of the DIP Facility may be used by the Company to, among other things, (i) pay certain costs, fees and expenses related to the Chapter 11 Cases, (ii) make payments in respect of certain “adequate protection” obligations, (iii) fund certain corporate and operating expenses of the Company, (iv) pay transaction fees in connection with any asset sale, and (v) pay other amounts as specified in an approved budget acceptable to the lenders under the DIP Credit Agreement (adjusted for agreed variance).

The Company’s obligations under the DIP Credit Agreement (the “Obligations”) are secured by, a first priority security interest and lien on all assets of the Company, senior to and priming all pre-petition liens. The security interests and liens are subject only to certain carve outs and permitted liens, as set forth in the DIP Credit Agreement.

The maturity date of the DIP Credit Agreement will be the earliest of (i) January 31, 2021, (ii) the effective date of a plan of reorganization confirmed by the Bankruptcy Court, (iii) the closing of a Permitted Sale Transaction (as defined in the DIP Credit Agreement), (iv) 35 days after the Petition Date, if the Final DIP Order has not been entered by that date, or (v) the date on which the Obligations are accelerated following an event of default under the DIP Credit Agreement after the expiration of all applicable grace or cure periods.

The Chapter 11 Cases are subject to certain milestones under the DIP Credit Agreement, including (i) the Company entering into a “stalking horse” agreement no later than January 6, 2021 that provides for payment in full in cash of the Obligations and Prepetition Obligations (as defined in the DIP Credit Agreement), (ii) entry by the Bankruptcy Court of the Final DIP Order no later than 35 days following the Petition Date, (iii) an auction to determine a winning bidder for a Permitted Sale Transaction (as defined in the DIP Credit Agreement) no later than 43 days following the Petition Date, and (iv) the closing of a Permitted Sale Transaction no later than 49 days following the Petition Date.

The DIP Credit Agreement contains customary affirmative and negative covenants and events of default for financings of this type and size, in each case, as set forth in the DIP Credit Agreement.

The terms of the DIP Credit Agreement are subject to approval by the Bankruptcy Court. Accordingly, the terms of the DIP Credit Agreement are subject to change, and there can be no assurance that the DIP Credit Agreement will be consummated. The Company anticipates entering into the DIP Credit Agreement promptly following the Bankruptcy Court’s entry of the Interim DIP Order.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement, the form of which was filed with the Bankruptcy Court on the Petition Date. The Company expects to file the DIP Credit Agreement on a Current Report on Form 8-K upon execution.

Resignation and Appointment of Successor Agent Under the ABL Credit Agreement

On December 1, 2020, the Company entered into a Resignation and Appointment of Successor Agent Agreement with JPMorgan Chase Bank, N.A., as resigning administrative agent, issuing bank and swingline lender, and Tiger, as successor administrative agent and new lender (the “Resignation and Appointment Agreement”), pursuant to which JPMorgan Chase Bank, N.A. resigned, and Tiger was appointed as administrative agent under the Credit Agreement, dated May 25, 2018, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (as amended from time to time, the “ABL Credit Agreement”). Other than as modified by virtue of the Resignation and Appointment Agreement, the ABL Credit Agreement remains in full force and effect. In connection with this change, JPMorgan Chase Bank, N.A., as the sole existing lender under the ABL Credit Agreement assigned to Tiger, and Tiger assumed, all of the rights and obligations of JPMorgan Chase Bank, N.A. as the sole new lender under the ABL Credit Agreement.

The foregoing description of the Resignation and Appointment Agreement is qualified in its entirety by reference to the Resignation and Appointment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 1, 2020, the Company entered into a waiver letter agreement in connection with its ABL Credit Agreement with JPMorgan Chase Bank, N.A. and the other loan parties thereto, to waive any Default or Event of Default (each as defined in the ABL Credit Agreement) arising from (i) the failure of the Borrowers (as defined in the ABL Credit Agreement) to pay rent on certain leased locations, (ii) the Company’s intent to close and/or liquidate certain retail store locations and sell or otherwise transfer Inventory (as defined in the ABL Credit Agreement) located at such retail locations, and (iii) the submission of a borrowing request when the Borrowers’ Qualified Cash (as defined in the ABL Credit Agreement) after giving effect to such borrowing request and the use of proceeds thereof was more than $3.0 million, which was a breach of the letter agreement, dated May 1, 2020, previously entered into between the Company and JPMorgan Chase Bank, N.A.

Also on December 1, 2020, the Company entered into a waiver letter agreement in connection with its Term Loan Credit Agreement, dated as of August 13, 2019, by and among Francesca’s Holdings Corporation, its subsidiaries party thereto as loan parties, the lenders party thereto and Tiger, as administrative agent (as amended from time to time, the “Term Loan Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), to waive any Default or Event of Default (each as defined in the Term Loan Credit Agreement) arising from (i) the failure of the Borrowers (as defined in the Term Loan Credit Agreement) to pay rent on certain leased locations, (ii) the Company’s intent to close and/or liquidate certain retail store locations and sell or otherwise transfer Inventory (as defined in the Term Loan Credit Agreement) located at such retail locations, and (iii) the submission of a borrowing request when the Borrowers’ Qualified Cash (as defined in the Term Loan Credit Agreement) after giving effect to such borrowing request and the use of proceeds thereof was more than $3.0 million, which was a breach of letter agreement, dated May 1, 2020, previously entered into between the Company and Tiger.

In addition, the filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the ABL Credit Agreement and the Term Loan Credit Agreement. The Credit Agreements provide that, as a result of the Chapter 11 Cases, the principal and accrued interest due thereunder shall be immediately due and payable, including, in the case of the Term Loan Credit Agreement, any applicable early termination fee. Any efforts to enforce such payment obligations under the ABL Credit Agreement or the Term Loan Credit Agreement are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect thereof are subject to the applicable provisions of the Bankruptcy Code. The ABL Credit Agreement and the Term Loan Credit Agreement are intended to be paid off through a creeping rollup of such obligations into the DIP Facility.

Item 7.01	Regulation FD Disclosure.

On December 3, 2020, the Company issued a press release announcing the filing of voluntary petitions for relief under Chapter 11 as disclosed under Item 1.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Resignation and Appointment of Successor Agent Agreement, dated December 1, 2020, by and among Tiger Finance LLC, as new lender and successor administrative agent JPMorgan Chase Bank, N.A., as resigning agent, Francesca’s Services Corporation, Francesca’s Collections, Inc., and the other Loan Parties named therein
99.1	Press Release issued by Francesca’s Holdings Corporation on December 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: December 3, 2020	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer